Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SL Green Realty Corp. for the registration of SL Green Realty Corp.'s shares of common stock, shares of preferred stock, depositary shares, debt securities, guarantees of debt securities and warrants, and debt securities and guarantees of debt securities of SL Green Operating Partnership, L.P. and Reckson Operating Partnership, L.P. and to the incorporation by reference therein of (i) our reports dated February 28, 2012, with respect to the consolidated financial statements and schedules of SL Green Realty Corp., and the effectiveness of internal control over financial reporting of SL Green Realty Corp., included in SL Green Realty Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2011, (ii) our report dated February 16, 2010, with respect to the consolidated financial statements of Rock-Green, Inc., included in SL Green Realty Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2011 and SL Green Operating Partnership, L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2011, (iii) our report dated February 2, 2011, with respect to the consolidated financial statements of 1515 Broadway Realty Corp., included in SL Green Realty Corp.'s Annual Report (Form 10-K/A) for the year ended December 31, 2011 and SL Green Operating Partnership, L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2011, (iv) our report dated March 13, 2012, with respect to the consolidated financial statements and schedules of SL Green Operating Partnership, L.P., included in SL Green Operating Partnership, L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2011, and (v) our report dated March 28, 2012, with respect to the consolidated financial statements and schedule of Reckson Operating Partnership, L.P., included in Reckson Operating Partnership, L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2011, each filed with the Securities and Exchange Commission.

New York, New York December 21, 2012	/s/ Ernst & Young LLP